UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2011

BWI HOLDINGS, INC.
Exact name of registrant as specified in its charter

Nevada	000-54252	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

380 Lexington Ave., 17th Floor, New York, NY	10168
(Address of principal executive offices)	(Zip Code)

(888) 5103394
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year

On January 3, 2011, the Board of Directors of BWI Holdings, Inc. (the “Company”) and the majority shareholders of the Company holding in total 91.59% of the total issued and outstanding shares of the Company approved an amendment to the articles of incorporation of the Company to increase the authorized common stock of the Company from 100,000,000 shares of common stock, $0.0001 par value, to 500,000,000 shares of common stock, $0.0001 par value (the “Amendment”) to be effective January 21, 2011.

On January 31, 2011, the State of Nevada completed the filing for the Company of the certificate of amendment with the State of Nevada to effect the Amendment effective January 21, 2011.

The Amendment will not affect the number of the Company’s issued and outstanding common shares.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

3.1	Amendment to Articles of Incorporation dated January 31, 2011	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BWI HOLDINGS, INC.

Dated: February 2, 2011	By:	/s/ Ilya Khasidov
	Name:	Ilya Khasidov
`	Title:	President & CEO